UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2020, Exela Technologies, Inc. (the “Company” or “Exela”) and its indirect wholly owned subsidiaries Merco Holdings, LLC (the “Seller”) and SourceHOV Tax, LLC (the “Target”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Gainline Source Intermediate Holdings LLC (the “Buyer”). Pursuant to the Purchase Agreement, on March 16, 2020 Buyer acquired all of the outstanding membership interests of the Target for a price of $40,021,500, subject to adjustment as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties as well as covenants by each of the Target, the Seller, the Company and the Buyer. Under the terms of the Purchase Agreement, each of the Buyer, on the one hand, and the Company and the Seller, on the other hand (on a joint and several basis), has agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters, subject to certain limitations set forth in the Purchase Agreement. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed herewith as Exhibit 10.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, on September 21, 2017, former stockholders of the Company’s subsidiary, SourceHOV Holdings, Inc. (“SourceHOV”), who allege combined ownership of 10,304 shares of SourceHOV common stock, filed a petition for appraisal pursuant to 8 Del. C. § 262 in the Delaware Court of Chancery, captioned Manichaean Capital, LLC, et al. v. SourceHOV Holdings, Inc., C.A. No. 2017-0673-JRS (the “Appraisal Action”). On January 30, 2020, the Court issued its post-trial Memorandum Opinion in the Appraisal Action, in which it found that the fair value of SourceHOV as of the Closing Date was $4,591 per share. On February 7, 2020, SourceHOV filed a motion for reconsideration of one aspect of the Court’s opinion, which, if successful, would have reduced the fair value of SourceHOV as of the Closing Date to $4,199 per share. On March 11, 2020 the Court denied this motion for reconsideration. The Court has directed the parties to confer and submit a final order and judgment within 10 business days of its decision on the motion for reconsideration. SourceHOV will then have 30 days from the entry of the final order and judgment to appeal the final order and judgment and the Court’s opinion. At this time, we cannot determine whether an appeal would be successful in whole or in part.

After evaluating the current and historical accounting treatment of the Appraisal Action with the Company’s independent registered public accounting firm, KPMG, the Company has determined that its historical accounting was in error and the obligation to pay the fair market value of the former stockholders’ shares represented an obligation as of the date the Appraisal Action was submitted in September 2017.  The liability should have been recorded in 2017 at the fair value of the shares tendered. Additionally, during the second half of 2019, we reimbursed approximately $4.5 million with respect to professional fees and expenses for secondary offerings by a related party pursuant to the terms of the Consent, Waiver and Amendment dated June 15, 2017, amending the Business Combination Agreement, dated February 21, 2017.  Approximately $2.4 million of these expenses should have been recorded in 2018. During the second half of 2019, the Company made payments of $4.6 million on behalf of certain employees that were holders of Restricted Stock Units in Ex-Sigma 2, LLC for which the Company incurred compensation expense and paid $5.7 million in the fourth quarter on behalf of a related party associated with the PIPE Financing (as defined in the Consent, Waiver and Amendment).  We are still evaluating the purpose and nature of the PIPE Financing related payments, their legal significance, the appropriate accounting treatment, and whether any obligation with respect to those payments should have been recorded in a prior period.

As such, we will restate our financial statements for the years ended December 31, 2017 and 2018 and the interim periods through September 30, 2019 (which will be addressed in our Form 10-K for the year ended December 31, 2019), to record liabilities ranging from $36 to $43 million as of December 31, 2017, and accruing interest thereon at a rate set by the Delaware Court of Chancery from time to time, associated with its potential obligations related to the Appraisal Action. Additionally, the proposed accounting will reduce the number of shares outstanding by 4,568,862 shares for purposes of the weighted average shares outstanding used to calculate basic and diluted loss per share during the respective periods. Accordingly, the aforementioned financial statements should not be relied upon. Independent of the preceding, we also determined that the operating cash flows were understated and financing cash flows overstated in the statement of cash flows by $35 million for the year ended December 31, 2017, as a result of the misapplication of a new accounting standard on a retrospective basis within our 2018 Form 10-K.

The determination to record these adjustments was made on March 11, 2020 by the Company’s management in concurrence with the Audit Committee of the Board of Directors and KPMG. The adjustments are not expected to have a material impact on previously reported revenue or adjusted EBITDA (a non-GAAP financial measure). We have determined that these errors were the result of a material weakness in internal control over financial reporting that was previously reported in management’s most recently issued report on internal control over financial reporting that continued to exist as of December 31, 2019. Any amounts presented herein are preliminary, unaudited and subject to change, as management completes the restatement process and finalizes the 2019 Form 10-K.

As of March 16, 2020, the Company had cash on hand and available borrowings of approximately $100 million.   The Company’s projected liquidity through the first quarter of 2021, determined without giving effect to certain projected operational savings that the Company currently expects to achieve and considering the timing of potential payments related to the Appraisal Action, results in the Company needing additional time to complete the evaluation of its ability to continue as a going concern as part of the completion of its financial statements and related disclosures, including the restatement of previously issued financial statements.

The Company has discussed with KPMG the matters disclosed herein.

Item 8.01. Other Events

On March 16, 2020, TPG Specialty Lending, Inc., as administrative agent (the “A/R Administrative Agent”), and the lenders (the “A/R Lenders”) under the Loan and Security Agreement, dated as of January 10, 2020 (the “A/R Facility”), entered into a limited waiver of certain matters arising out of the Initial Servicer's Liquidity (as defined in the A/R Facility) failing to exceed $60,000,000, referred to as an Initial Servicer Default, as to which the A/R Administrative Agent had notified the Company on February 18, 2020. The A/R Lenders have retained the right, which they have not exercised, to replace the Company as the servicer of receivables under the A/R Facility. The Company's Liquidity currently exceeds $60,000,000, and the A/R Lenders' right to replace the Initial Servicer will expire if the Company maintains Liquidity in excess of $60,000,000 for 45 consecutive calendar days.

On March 16, 2020, the A/R Borrower, Exela, Exela Receivables Holdco, LLC, those originators under the A/R Facility, the A/R Administrative Agent and the A/R Lenders entered into an amendment to the Loan and Security Agreement and certain other Transaction Documents (the “A/R Amendment”) to, among other things, amend the definition of Liquidity. The foregoing description of the A/R Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the A/R Amendment filed herewith as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Membership Interest Purchase Agreement, dated as of March 16, 2020, by and among SourceHOV Tax, LLC, Merco Holdings, LLC, Exela Technologies, Inc., and Gainline Source Intermediate Holdings LLC
10.2	First Amendment to Loan and Security Agreement, First Tier Purchase and Sale Agreement and Second Tier Purchase and Sale Agreement, dated as of March 16, 2020, by and among Exela Receivables 1, LLC, Exela Technologies, Inc., Exela Receivables Holdco, LLC, the Originators, the Lenders, and TPG Specialty Lending, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2020

EXELA TECHNOLOGIES, INC.

By:	/s/ James Reynolds
Name: James G. Reynolds
Title: Chief Financial Officer